UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2023 (May 18, 2023)

POWERUP ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41293	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Grand Street Unit #195

New York, NY 10013

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 313 8109

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	PWUPU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share, included as part of the Units	PWUP	The Nasdaq Stock Market LLC
Redeemable Warrants each exercisable for one Class A Ordinary Share for $11.50 per share, included as part of the units	PWUPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment to Form 8-K (this “Form 8-K/A”) to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2023 (the “Original Form 8-K”) is being filed solely to amend Item 5.07 of the Original Form 8-K to correct the redemption price from approximately $283 million (approximately $10.51 per public share) to approximately $284 million (approximately $10.55 per public share). Except as set forth herein, no modifications have been made to the information contained in the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The fourth paragraph under “Item 5.07 Submission of Matters to a Vote of Security Holders” of the Original Form 8-K is amended and restated in its entirety and is replaced with the following:

“In connection with the EGM, shareholders holding approximately 26,946,271 ordinary shares (the “public shares”) exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”). As a result, approximately $284 million (approximately $10.55 per public share) will be removed from the Trust Account to pay such holders and approximately $19 million will remain in the Trust Account. Following redemptions, the Company will have approximately 1,803,729 public shares outstanding.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERUP ACQUISITION CORP.

	By:	/s/ Gabriel Schillinger
		Name:	Gabriel Schillinger
		Title:	President

Dated: May 24, 2023